                                                                 EXHIBIT 99(b)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         FOR THE TRANSITION PERIOD FROM ____________ TO _______________

                          COMMISSION FILE NUMBER 1-9148

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY
                            (FULL TITLE OF THE PLAN)

                              THE PITTSTON COMPANY
          (NAME OF THE ISSUER OF SECURITIES HELD PURSUANT TO THE PLAN)

        P.O. BOX 4229
   1000 VIRGINIA CENTER PKWY.
      RICHMOND, VIRGINIA                               23058-4229
(ADDRESS OF ISSUER'S PRINCIPAL                         (ZIP CODE)
        EXECUTIVE OFFICES)

                          INDEPENDENT AUDITORS' REPORT

The Participants of the 1994 Employee Stock
  Purchase Plan of The Pittston Company:

We have audited the accompanying statements of financial condition of the 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan") as of December 31, 1997 and 1996, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the 1994 Employee Stock Purchase Plan as of December 31, 1997 and 1996, and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
Richmond, Virginia

March 17, 1998

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 1997

------------------------------------------------------------------------------------------------------------------------------------

                                                                    Pittston           Pittston           Pittston
                                                               Brink's Group   Burlington Group     Minerals Group
                                                                Common Stock       Common Stock       Common Stock             Total

------------------------------------------------------------------------------------------------------------------------------------

ASSETS:

Common stock, at
  market value (Note 2)                                          $3,222,294          1,404,716            475,118          5,102,128
Contributions receivable
  from The Pittston Company (Note 5)                                526,738            275,556            174,146            976,440
------------------------------------------------------------------------------------------------------------------------------------

Total assets                                                     $3,749,032          1,680,272            649,264          6,078,568
====================================================================================================================================


LIABILITIES AND PLAN EQUITY:

Payable to plan participants                                     $   78,639             43,074             10,893            132,606
Plan equity                                                       3,670,393          1,637,198            638,371          5,945,962
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities and plan equity                                $3,749,032          1,680,272            649,264          6,078,568
====================================================================================================================================


See accompanying notes to financial statements.

                                       --
                                        3

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 1996

------------------------------------------------------------------------------------------------------------------------------------

                                                       Pittston                Pittston              Pittston
                                                  Brink's Group        Burlington Group        Minerals Group
                                                   Common Stock            Common Stock          Common Stock               Total

------------------------------------------------------------------------------------------------------------------------------------
ASSETS:

Cash                                               $     1,951                      751                 1,942               4,644
Common stock, at
  market value (Note 2)                              2,033,505                  886,100               847,378           3,766,983
Contributions receivable
  from The Pittston Company                            472,567                  265,760               167,275             905,602
---------------------------------------------------------------------------------------------------------------------------------

Total assets                                       $ 2,508,023                1,152,611             1,016,595           4,677,229
=================================================================================================================================


LIABILITIES AND PLAN EQUITY:

Payable to plan participants                       $   160,921                   73,500                88,639             323,060
Plan equity                                          2,347,102                1,079,111               927,956           4,354,169
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities and plan equity                  $ 2,508,023                1,152,611             1,016,595           4,677,229
==================================================================================================================================

See accompanying notes to financial statements.

                                       --
                                        4

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          YEAR ENDED DECEMBER 31, 1997

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Pittston            Pittston          Pittston
                                                                   Brink's Group Burlington Group    Minerals Group
                                                                    Common Stock     Common Stock      Common Stock            Total

------------------------------------------------------------------------------------------------------------------------------------

INCOME:
Participant contributions                                            $1,074,916          559,881           349,927         1,984,724
Dividend income                                                           8,715           12,777            42,071            63,563
Unrealized appreciation (depreciation)
  on common stock (Note 3)                                              887,903          305,630          (462,445)          731,088
Realized gain (loss) on distributions (Note 4)                          798,646          286,224           (60,371)        1,024,499
------------------------------------------------------------------------------------------------------------------------------------
                                                                      2,770,180        1,164,512          (130,818)        3,803,874
====================================================================================================================================

WITHDRAWALS:
Distribution to Plan participants,
  at market value                                                     1,446,889          606,425           158,767         2,212,081
------------------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in Plan equity                                    1,323,291          558,087          (289,585)        1,591,793
Plan equity--beginning of year                                        2,347,102        1,079,111           927,956         4,354,169
------------------------------------------------------------------------------------------------------------------------------------

Plan equity--end of year                                             $3,670,393        1,637,198           638,371         5,945,962
====================================================================================================================================

See accompanying notes to financial statements.

                                       --
                                        5

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          YEAR ENDED DECEMBER 31, 1996

------------------------------------------------------------------------------------------------------------------------------------

                                                Pittston         Pittston         Pittston          Pittston
                                          Services Group    Brink's Group  Burlington Group    Minerals Group
                                            Common Stock     Common Stock      Common Stock      Common Stock           Total

------------------------------------------------------------------------------------------------------------------------------------

INCOME:

Participant contributions                     $      --           954,941           531,992           330,132       1,817,065
Dividend income                                      --             4,621             8,270            28,221          41,112
Unrealized appreciation
  on common stock (Note 3)                         12,282         449,708           142,412           189,400         793,802
Realized gain on distributions (Note 4)              --           293,950            70,208            59,418         423,576
-----------------------------------------------------------------------------------------------------------------------------

                                                   12,282       1,703,220           752,882           607,171       3,075,555
=============================================================================================================================

WITHDRAWALS AND OTHER:
Distribution to Plan participants,
  at market value                                    --           813,836           287,853           288,212       1,389,901
Effect of Brink's Stock Proposal (Note 1)       2,071,800      (1,457,718)         (614,082)             --
-----------------------------------------------------------------------------------------------------------------------------

                                                2,071,800        (643,882)         (326,229)          288,212       1,389,901
=============================================================================================================================

(Decrease) increase in Plan equity             (2,059,518)      2,347,102         1,079,111           318,959       1,685,654
Plan equity--beginning of year                  2,059,518            --                --             608,997       2,668,515
-----------------------------------------------------------------------------------------------------------------------------

Plan equity--end of year                      $      --         2,347,102         1,079,111           927,956       4,354,169
=============================================================================================================================


See accompanying notes to financial statements.

                                       --
                                        6

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          YEAR ENDED DECEMBER 31, 1995

------------------------------------------------------------------------------------------------------------------------------------

                                                                                  Pittston             Pittston
                                                                            Services Group       Minerals Group
                                                                              Common Stock         Common Stock                Total

------------------------------------------------------------------------------------------------------------------------------------

INCOME:

Participant contributions                                                       $1,154,431              374,180            1,528,611
Dividend income                                                                      7,887               14,131               22,018
Unrealized appreciation on
  common stock (Note 3)                                                            501,254               86,717              587,971
Realized gain (loss) on distributions (Note 4)                                      39,618               (4,641)              34,977
------------------------------------------------------------------------------------------------------------------------------------

                                                                                 1,703,190              470,387            2,173,577
------------------------------------------------------------------------------------------------------------------------------------

WITHDRAWALS:

Distribution to Plan participants,
  at market value                                                                  233,704               48,882              282,586
------------------------------------------------------------------------------------------------------------------------------------

Increase in Plan equity                                                          1,469,486              421,505            1,890,991
Plan equity--beginning of year                                                     590,032              187,492              777,524
------------------------------------------------------------------------------------------------------------------------------------

Plan equity--end of year                                                        $2,059,518              608,997            2,668,515
====================================================================================================================================

See accompanying notes to financial statements.

                                       --
                                        7

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1.    SUMMARY OF PLAN

The 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan") is an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended, covering all eligible employees of The Pittston Company and its subsidiaries (the "Company"). The Plan years begin on January 1 and end on December 31.

During 1995, the Plan provided that participant contributions be used to buy either Pittston Services Group Common Stock ("Services Stock") or Pittston Minerals Group Common Stock ("Minerals Stock") or both. On January 18, 1996, the shareholders of the Company approved the Brink's Stock Proposal, resulting in the modification, effective as of January 19, 1996, of the capital structure of the Company to include an additional class of common stock. The outstanding shares of Services Stock were redesignated as Brink's Group Common Stock ("Brink's Stock") on a share-for-share basis, and a new class of common stock, designated as Burlington Group Common Stock ("Burlington Stock"), was distributed on the basis of one-half share of Burlington Stock for each share of Services Stock held by shareholders of record on January 19, 1996. Accordingly, on the effective date, 48,702 shares of Services Stock held by the Plan were converted to 48,702 shares of Brink's Stock and 24,351 shares of Burlington Stock and a fair value for these shares of $1,457,718 and $614,082, respectively, was allocated from Services Stock to Brink's Stock and Burlington Stock.

Upon approval of the Brink's Stock Proposal, the Plan was amended to provide that participant contributions can be used to purchase Brink's Stock, Burlington Stock, Minerals Stock, or a combination, as elected by the participant. For each of the Plan years, the purchase price for each share of common stock to be purchased under the Plan is the lesser of 85% of the Fair Market Value (as defined) of such share on either (a) the first date of each six-month period commencing on each July 1 or January 1 (the "Offering Date") or (b) the last day of each six-month period from an Offering Date (the "Purchase Date"). The Fair Market Value with respect to shares of any class of common stock is generally defined as the average of the high and low quoted sales price of a share of such stock on the applicable date as reported on the New York Stock Exchange Composite Transaction Tape.

The maximum number of shares of common stock which may be issued or allocated pursuant to the Plan is 750,000 shares of Brink's Stock, 375,000 shares of Burlington Stock and 250,000 shares of Minerals Stock.

ELIGIBILITY

Generally, any employee of The Pittston Company or a designated subsidiary (a "Subsidiary") (a) whose date of hire was at least six months prior to the commencement of the six-month period from an Offering Date to and including the next following Purchase Date (the "Offering Period") and (b) who is customarily employed for at least 20 hours per week and at least five months in a calendar year is eligible to participate in the Plan; provided, however, that in the case of an employee who is covered by a collective bargaining agreement, he or she shall not be considered an eligible employee unless and until the labor organization representing such individual has

                                       --
                                        8
accepted the Plan on behalf of the employees in the collective bargaining unit. Any such employee shall continue to be an eligible employee during an approved leave of absence provided such employee's right to continue employment with The Pittston Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or a policy of The Pittston Company or a Subsidiary.

CONTRIBUTIONS

Participants can elect to contribute any whole percentage from 1% up to and including 10% of their annual base rate of pay, including commissions, but generally excluding overtime or premium pay. A participant may reduce (but not increase) the rate of payroll withholding during an Offering Period at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules. Each participant designates a percentage in multiples of 10% of the amounts withheld during an Offering Period that is to be used to purchase Brink's Stock, Burlington Stock or Minerals Stock; provided, however, that 100% of the amount withheld is allocated between the three classes of common stock. In the event a participant elects to reduce the rate of payroll withholding during an Offering Period, such reduction shall be applied ratably to the allocation of his or her withheld amounts among the three classes of common stock. During an Offering Period, a participant may not change the allocation of his or her withholdings for such Offering Period although such allocation may be changed for any subsequent Offering Period. A participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of one full Offering Period (following cessation of participation).

No participant shall have a right to purchase shares of any class of common stock if (a) immediately after electing to purchase such shares, such participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of stock of The Pittston Company or of any Subsidiary, or (b) the rights of such participant to purchase common stock under the Plan would accrue at a rate that exceeds $15,000 of Fair Market Value of such common stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time.

DISTRIBUTION

A participant may elect, as of the first day of any calendar quarter, to have some or all of the full shares of any class of common stock purchased by the Plan on his or her behalf, registered in such individual's name. Shares of common stock purchased on behalf of a participant generally must be held by the Plan or participant for a period of at least six months from the date such shares of common stock are purchased. Shares registered in the name of a participant may not be conveyed, sold, transferred, encumbered or otherwise disposed of until the expiration of this six-month period without the prior written consent of the Company.

Should a participant elect to cease active participation in the Plan with respect to any or all of the three classes of common stock at any time up to the end of an Offering Period, all payroll deductions credited to such participant's plan account and allocated to the purchase of the class of common stock with respect to which the participant is ceasing participation shall be returned to such participant in cash, without interest, as promptly as practicable.

In the event of the termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain eligible under the terms of the Plan, all full shares of each class of common stock then held for his or her benefit shall be registered in such individual's name and an amount equal to the Fair Market Value (on the date of registration of full shares of common stock in the name of the participant) of any fractional share then held for the benefit of such participant shall be paid to such individual, in cash, as soon as administratively

                                       --
                                        9
practicable, and such individual shall thereupon cease to own the right to any such fractional share. Any amounts credited to such individual, prior to the last day of each six-month Offering Period, shall be refunded, without interest, to such individual or, in the event of his or her death, to his or her legal representative.

TERMINATION

The Plan will remain in effect until June 30, 2002, unless extended pursuant to shareholder approval.

The Board of Directors of The Pittston Company may, at any time and from time to time, amend, modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall: (a) increase the maximum number (determined as provided in the Plan) of shares of any class of common stock which may be issued pursuant to the Plan; (b) permit the issuance of any shares of any class of common stock at a purchase price less than that provided in the Plan as approved by the shareholders; (c) extend the term of the Plan; or (d) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under the Code.

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting.

INCOME TAXES

The Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Plan is not qualified under Section 401(a) of the Code. Pursuant to Section 423 of the Code, no income (other than dividends) will be taxable to a participant until disposition of the shares purchased under the Plan. Upon the disposition of the shares, the participant will generally be subject to tax and the amount and character of the tax will depend upon the holding period. Dividends received on shares held by the Plan on behalf of a participant are taxable to the participant as ordinary income. Therefore, the Plan does not provide for income taxes.

ADMINISTRATIVE COSTS

All administrative costs incurred by the Plan are paid by the Company.

                                       --
                                       10

2.    INVESTMENTS

At December 31, 1997, investments in the Plan consisted of 80,057 shares of Brink's Stock with a total cost of $1,523,359, 53,513 shares of Burlington stock with a total cost of $804,462 and 63,349 shares of Minerals Stock with a total cost of $661,446.

At December 31, 1996, investments in the Plan consisted of 75,124 shares of Brink's Stock with a total cost of $1,222,473, 43,575 shares of Burlington stock with a total cost of $591,476 and 55,114 shares of Minerals Stock with a total cost of $571,261.

At December 31, 1997 and 1996, the Plan had a total of 1,361 and 1,402 participants, respectively. The cost values of investments under the Plan are calculated using an average cost methodology.

3.    UNREALIZED APPRECIATION (DEPRECIATION) ON COMMON STOCK

Changes in unrealized appreciation and depreciation on common stock of the Plan are as follows:

                                                                             1997

-------------------------------------------------------------------------------------------------------------------------------

                                             Pittston Brink's   Pittston Burlington          Pittston Minerals
                                                 Group Common          Group Common               Group Common
                                                        Stock                 Stock                      Stock           Total

-------------------------------------------------------------------------------------------------------------------------------

Unrealized appreciation (depreciation):

     Beginning of year                            $   811,032               294,624                     276,117     1,381,773
     End of year                                    1,698,935               600,254                    (186,328)    2,112,861
-------------------------------------------------------------------------------------------------------------------------------

Change in unrealized
  appreciation (depreciation)                     $   887,903               305,630                    (462,445)      731,088
===============================================================================================================================


                                                                            1996

--------------------------------------------------------------------------------------------------------------------------------

                                 Pittston Services   Pittston Brink's   Pittston Burlington        Pittston Minerals
                                      Group Common       Group Common          Group Common             Group Common
                                             Stock              Stock                 Stock                    Stock       Total

--------------------------------------------------------------------------------------------------------------------------------
Unrealized appreciation:

     Beginning of year                   $ 501,254            --                   --                         86,717     587,971
     Effect of Brink's Stock
       Proposal                           (513,536)          361,324                152,212                       --          --
     End of year                                --           811,032                294,624                  276,117    1,381,773
---------------------------------------------------------------------------------------------------------------------------------

Change in unrealized
  appreciation                           $  12,282           449,708                142,412                  189,400      793,802
=================================================================================================================================




                                                                             1995
---------------------------------------------------------------------------------------------------------------------------------

                                                                  Pittston Services            Pittston Minerals
                                                                       Group Common                 Group Common
                                                                              Stock                        Stock            Total

---------------------------------------------------------------------------------------------------------------------------------

Unrealized appreciation:
     Beginning of year                                                        --                              --               --
     End of year                                                   $        501,254                       86,717          587,971
---------------------------------------------------------------------------------------------------------------------------------

Change in unrealized
  appreciation                                                     $        501,254                       86,717          587,971
=================================================================================================================================




                                       --
                                       11

4.    REALIZED GAIN (LOSS) ON DISTRIBUTIONS

The realized gain (loss) on distribution of common stock as a result of participant withdrawals is as follows:


                                                                          1997

-------------------------------------------------------------------------------------------------------------------

                                      Pittston Brink's     Pittston Burlington     Pittston Minerals
                                          Group Common            Group Common          Group Common
                                                 Stock                   Stock                 Stock           Total

-------------------------------------------------------------------------------------------------------------------

Value of shares distributed:
  Market value                            $  1,526,632                 635,403               236,022       2,398,057
  Cost basis                                   727,986                 349,179               296,393       1,373,558
-------------------------------------------------------------------------------------------------------------------

Realized gain (loss) on distribution
  of shares to participants               $    798,646                 286,224               (60,371)      1,024,499
====================================================================================================================



                                                                          1996

-------------------------------------------------------------------------------------------------------------------

                                      Pittston Brink's     Pittston Burlington     Pittston Minerals
                                          Group Common            Group Common          Group Common
                                                 Stock                   Stock                 Stock           Total

-------------------------------------------------------------------------------------------------------------------

Value of shares distributed:
  Market value                            $    699,852                 214,353               210,631       1,124,836
  Cost basis                                   405,902                 144,145               151,213         701,260
-------------------------------------------------------------------------------------------------------------------

Realized gain on distribution
  of shares to participants               $    293,950                  70,208                59,418         423,576
====================================================================================================================



                                                                        1995

-------------------------------------------------------------------------------------------------------------------

                                                                  Pittston Services  Pittston Minerals
                                                                       Group Common       Group Common
                                                                              Stock              Stock         Total

-------------------------------------------------------------------------------------------------------------------

Value of shares distributed:
     Market value                                                 $         186,767             37,824       224,591
     Cost basis                                                             147,149             42,465       189,614
-------------------------------------------------------------------------------------------------------------------

Realized gain (loss) on distribution
  of shares to participants                                       $          39,618             (4,641)       34,977
====================================================================================================================



Participant withdrawals for the year ended December 31, 1997 consisted of 39,340 shares of Brink's Stock, 23,684 shares of Burlington Stock and 28,266 shares of Minerals Stock.

Participant withdrawals for the year ended December 31, 1996 consisted of 25,795 shares of Brink's Stock, 11,658 shares of Burlington Stock and 14,967 shares of Minerals Stock.

Participant withdrawals for the year ended December 31, 1995 consisted of 6,840 shares of Services Stock and 3,401 shares of Minerals Stock.

5.    SUBSEQUENT EVENT

In January 1998, the Plan purchased from The Pittston Company Employee Benefits Trust, 20,786 shares of Brink's Stock at $25.341 per share, 12,379 shares of Burlington Stock at $22.26 per share and 28,381 shares of Minerals Stock at $6.136 per share for a total purchase price of $976,440 to satisfy contributions made for the last six months of the Plan year ended December 31, 1997.

                                       --
                                       12

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               1994 Employee Stock Purchase Plan
                                                   of The Pittston Company
                                               ---------------------------------
                                                        (Name of Plan)

                                                        Frank T. Lennon
                                                -------------------------------
                                                       (Frank T. Lennon
                                                Vice President - Human Resources
                                                      and Administration)

March 27, 1998

                                       --
                                       13

                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the registration statement (No. 33-53565) on Form S-8 of The Pittston Company of our report dated March 17, 1998, relating to the statements of financial condition of the 1994 Employee Stock Purchase Plan of The Pittston Company as of December 31, 1997 and 1996, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report on Form 11-K of the 1994 Employee Stock Purchase Plan of The Pittston Company.

KPMG Peat Marwick LLP
Richmond, Virginia

March 27, 1998

                                       --
                                       14